Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 12, 2025 relating to the consolidated financial statements of Cardlytics, Inc. and subsidiaries (the “Company”) and the effectiveness of the Company's internal control over financial reporting appearing in the Annual Report on Form 10-K of Cardlytics, Inc. for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP
Atlanta, Georgia
May 20, 2025